                                                                   Exhibit 99.3

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.

            The following unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997 combines (1) the historical consolidated balance sheets of AirTouch and subsidiaries and US WEST NewVector Group, Inc. and subsidiaries ("NewVector") as if the merger had been effective on that date, and after giving effect to the purchase method of accounting and other merger-related adjustments described in the accompanying explanatory notes, and (2) U S WEST Media Group's ("Media's") interest in PrimeCo Personal Communications, L.P. ("PrimeCo") as if the interest was acquired on that date, and after giving effect to related adjustments described in the accompanying explanatory notes. The unaudited Pro Forma Condensed Combined Statement of Income presents the combined results of operations of AirTouch, NewVector and Media's interest in PrimeCo as if the merger was effective on January 1, 1997, and after giving effect to the purchase method of accounting and other merger-related adjustments described in the accompanying explanatory notes.

            The Pro Forma Condensed Combined Financial Statements and accompanying explanatory notes reflect the application of the purchase method of accounting for the merger of NewVector and the purchase of Media's interest in PrimeCo. The purchase method of accounting requires the purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values on April 6, 1998 (the "Effective Date"). As described in the accompanying explanatory notes, estimates of the fair values of NewVector's assets and liabilities and Media's interest in PrimeCo have been combined with recorded values of the assets and liabilities of AirTouch. The interest in PrimeCo has been accounted for under the equity method which requires recognition of (1) AirTouch's acquired share of the net assets of PrimeCo, together with related identifiable intangibles and goodwill on one line in the Pro Forma Condensed Combined Balance Sheet, and (2) operating results of PrimeCo, together with related amortization expense, on one line in the Pro Forma Condensed Combined Statement of Income.

            Changes to adjustments in the Pro Forma Condensed Combined Financial Statements are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. Although AirTouch cannot ascertain what those changes would be, such changes could be material. The financial results of NewVector and PrimeCo after December 31, 1997 will affect the allocation of the purchase price. As a result, actual amounts will differ from those stated in the Pro Forma Condensed Combined Financial Statements.

            These Pro Forma Condensed Combined Financial Statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company or the financial position or the results of operations of the combined company that would have actually occurred



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

had the transaction described herein been in effect as of the date or for the periods presented.

            The Pro Forma Condensed Combined Financial Statements and accompanying notes should be read in conjunction with and are qualified in their entirety by the Consolidated Financial Statements, including accompanying notes, of AirTouch, included in its Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-12342, and of NewVector, attached hereto as Exhibit No. 99.2.








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

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                    UNAUDITED


                                                                As Reported
                                                          ---------------------    Pro Forma       Pro Forma
                                                                         New        Adjust-        NewVector
(Dollars in millions)                                     AirTouch      Vector        ments          Merger
                                                          --------     --------     --------        --------
   ASSETS
   Current assets                                         $    722     $    300     $    (12) (1)   $  1,010
   Property, plant, and equipment, net                       2,539          983                        3,522

   Investments in unconsolidated wireless systems            2,068            9          840  (1)      2,917
                                                                                          12  (1)
                                                                                       4,295  (1)
                                                                                        (415) (1)
   Intangible assets, net                                    3,297          415        1,216  (2)      8,820
   Deferred charges and other noncurrent assets                344                                       344
                                                          --------     --------     --------        --------
      Total assets                                        $  8,970     $  1,707     $  5,936        $ 16,613
                                                          ========     ========     ========        ========


   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                                    $    976     $    374                     $  1,350

   Long-term debt                                            1,362          900     $    450  (1)      2,712

   Deferred income taxes                                       711           34        1,216  (2)      1,961
   Deferred credits and other liabilities                       86           24                          110
                                                          --------     --------     --------        --------
   Total liabilities                                         3,135        1,332        1,666           6,133
                                                          --------     --------     --------        --------

   Minority interests in consolidated wireless systems         306           82                          388
                                                          --------     --------     --------        --------

   Redeemable preferred stocks
         5.143% Mandatorily Redeemable Class D                                           825  (1)        825
         5.143% Mandatorily Redeemable Class E                                           825  (1)        825
                                                          --------                  --------        --------
                                                                                       1,650           1,650
                                                          --------                  --------        --------

   Stockholders' equity:
      Preferred stock and additional paid-in capital
         6% Class B  Mandatorily Convertible                   500                                       500
         4.25% Class C Convertible                             541                                       541
      Common stock and additional paid in capital            4,079                     2,913  (1)      6,992
      Retained earnings                                        415                                       415
      Cumulative translation adjustment                        (32)                                      (32)
      Other                                                     26                                        26

      Stockholder's equity  - NewVector                                     293         (293) (1)
                                                          --------     --------     --------        --------
   Total stockholders' equity                                5,529          293        2,620           8,442
                                                          --------     --------     --------        --------

                                                          --------     --------     --------        --------
   Total liabilities and stockholders' equity             $  8,970     $  1,707     $  5,936        $ 16,613
                                                          ========     ========     ========        ========




See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                    UNAUDITED



                                                                            As Reported
                                                                       -----------------------     Pro Forma       Pro Forma
                                                                                        New         Adjust-        NewVector
                                                                        AirTouch       Vector       ments            Merger
                                                                       ---------     ---------     ---------       ---------
(Dollars in millions, except per share amounts)
   Operating revenues                                                  $   3,594     $   1,428                     $   5,022
                                                                       ---------     ---------                     ---------
   Operating expenses:
      Cost of revenues                                                       846           344                         1,190
      Selling and customer operations expenses                               990           321                         1,311
      General, administrative, and other expenses                            503           229                           732
      Depreciation and amortization expenses                                 549           178           219 (3)         946
                                                                       ---------     ---------     ---------       ---------
   Total operating expenses                                                2,888         1,072           219           4,179
                                                                       ---------     ---------     ---------       ---------
   Operating income                                                          706           356          (219)            843

   Equity in net income (loss) of                                                                       (112)(4)
      unconsolidated wireless systems                                        200             3           (10)(5)          81
   Minority interests in net (income) loss
      of consolidated wireless systems                                      (119)          (42)                         (161)
   Interest income                                                            18                                          18
   Interest expense                                                          (90)           (6)          (78)(6)        (174)
   Foreign exchange gain                                                       8                                           8
   Miscellaneous income (expense)                                             (9)            1                            (8)
                                                                       ---------     ---------     ---------       ---------
   Income before income taxes and
      preferred dividends                                                    714           312          (419)            607
   Income tax expense (benefit)                                              266           122          (146)(7)         242
                                                                       ---------     ---------     ---------       ---------
   Income before preferred dividends                                         448           190          (273)            365
   Preferred dividends                                                        54                          85 (8)         139
                                                                       ---------     ---------     ---------       ---------
   Net income (loss) applicable to
      common stockholders                                              $     394     $     190     $    (358)      $     226
                                                                       =========     =========     =========       =========

   Net income (loss) applicable to common stockholders - per share:
         Basic and Diluted                                             $    0.78                                   $    0.40
                                                                       =========                                   =========

   Weighted average shares
      outstanding (in thousands)                                         503,883                                     563,330
                                                                       =========                                   =========




See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

            Basis of Presentation. On the Effective Date, AirTouch acquired NewVector and Media's interest in PrimeCo pursuant to the Agreement and Plan of Merger dated as of January 29, 1998 among U S WEST, Inc., Media, NewVector, U S WEST PCS Holdings, Inc. ("Holdings") and AirTouch (the "Agreement"), filed as
Exhibit 2.1 to AirTouch's Current Report on Form 8-K, Date of Report: January 29, 1998. On the Effective Date, NewVector and Holdings (the wholly owned subsidiary of Media that held Media's interest in PrimeCo) merged into AirTouch, with AirTouch surviving (the "Merger").

            In the Merger, Media received approximately 59.4 million shares of AirTouch's common stock, par value $0.01 per share (the "Common Stock") having an approximate fair value of $2.9 billion based on the closing price of $49 on the Effective Date. Media also received 825,000 shares of AirTouch's 5.143% Class E Cumulative Preferred Stock, Series 1998 and 825,000 shares of its 5.143% Class D Cumulative Preferred Stock, Series 1998 (together, the "Preferred Stock"). The Preferred Stock has an aggregate value of $1.65 billion with a liquidation amount of $1,000 per share. The dividend on the Preferred Stock was based on the interest rate for 30 year Treasury Bonds on the Effective Date, minus 0.67%. Finally, in the Merger, AirTouch assumed $1.35 billion of debt associated with the acquired businesses. AirTouch immediately refinanced such debt through the issuance of commercial paper.

            In accordance with APB Opinion No. 16, "Business Combinations," the purchase price recorded is based on the fair value of the common and preferred stock issued at the Effective Date. Pro forma net income applicable to common stockholders per share is calculated based on income after deducting dividends for the Preferred Stock totaling $85 million for the year ended December 31, 1997 on a weighted average number of shares of approximately 563.3 million as of December 31, 1997.

            In these unaudited Pro forma Condensed Combined Financial Statements, the Purchase Price includes estimates for certain post closing adjustments. Although the total consideration may vary according to the effects of finalizing such post closing adjustments, the final purchase price is not expected to have a materially different effect from that shown in these Pro Forma Condensed Combined Financial Statements.

            The purchase price, exclusive of expenses related thereto and the assumption of NewVector and PrimeCo debt totaling $1.35 billion, for the acquisition of NewVector and Media's interest in PrimeCo is summarized below (in millions of dollars):

Value of Common Stock.................................................... $    2,913

Value of Preferred Stock .................................................     1,650
                                                                           ---------

Total purchase price ..................................................... $   4,563
                                                                           =========

            The acquisition of NewVector and Media's interest in PrimeCo is accounted for by AirTouch under the purchase method of accounting in accordance with APB Opinion No. 16, "Business Combinations," and the acquired PrimeCo interest is accounted for under the equity method in accordance with APB Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock." Accordingly these methods of accounting have been applied in the Pro Forma Condensed Combined Financial Statements.

            Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Date. Estimates of the fair values of NewVector's assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch and subsidiaries in the unaudited Pro Forma Condensed Combined Financial Statements. Under the equity method of accounting, the purchase price of Media's interest in PrimeCo is allocated in a similar manner to the purchase method described above. Also, AirTouch recognizes its acquired share of the financial condition, together with related identifiable intangibles and goodwill, on one line in the Pro Forma Condensed Combined Balance Sheet, and its share of operating results of PrimeCo, together with related amortization expense, on one line in the Pro Forma Condensed Combined Statement of Income.

            The allocation of the purchase price as reflected in the Pro Forma Condensed Combined Financial Statements is preliminary. Accordingly, changes are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. Although AirTouch cannot ascertain what those changes would be, such changes could be material. The financial results of NewVector and PrimeCo after December 31, 1997 will affect the allocation of the purchase price. As a result, actual amounts will differ from those stated in the Pro Forma Condensed Combined Financial Statements.


Pro Forma Adjustments

1. Records the Merger assuming estimated professional fees of $12 million (primarily legal, investment bankers' and accountants' fees) related to the Merger are being paid from AirTouch's available cash. For Pro Forma Financial Statement purposes, as-reported amounts for NewVector's and PrimeCo's net assets have been estimated to approximate fair value. This entry includes $840 million for the combined purchase price and debt assumed related to the acquired interest in PrimeCo. In addition, the entry allocates the full amount of the excess purchase price over adjusted net assets acquired of NewVector to identifiable intangible assets and goodwill. The excess purchase price related to the acquired interest in PrimeCo was allocated to goodwill for purposes of determining AirTouch's equity in PrimeCo's results of operations.





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



      AGGREGATE PURCHASE PRICE


                                                                                             DECEMBER 31, 1997
                                                                                             -----------------
                                                                                 NewVector       PrimeCo           Total
                                                                                  ======          ======          ======
         Total purchase price ..........................................          $4,173          $  390          $4,563

         PLUS:  Net deficit  (after adjustments, including debt assumed)             122              25             147
                                                                                  --------------------------------------
         Excess Purchase Price .........................................          $4,295          $  415          $4,710
                                                                                  ======================================

2. Records the deferred tax liability related to identifiable intangible assets, and a corresponding adjustment to goodwill (see Note 3). AirTouch is required to record deferred tax liabilities for the temporary differences between the initial assigned values to the identifiable intangible assets and their tax bases. The deferred tax liabilities will be amortized over the useful lives of the related identifiable intangible assets. Goodwill is considered a residual for which no related deferred tax liability is recorded.

3. Records the amortization expense for NewVector identifiable intangible assets and goodwill. For purposes of calculating the amortization of intangibles, management has preliminarily estimated that approximately $413 million relates to customer lists and $2,574 relates to FCC licenses. The remaining excess purchase price of $1,308 million was allocated to goodwill, together with $12 million related to Merger fees and $1,216 million related to deferred tax liability on identifiable intangibles. The amortization period for customer lists is four years and is forty years for FCC licenses and goodwill.

4. Records AirTouch's acquired share of PrimeCo's net loss for the year ended December 31, 1997 under the equity method of accounting.

5. Records the amortization expense on goodwill for the acquisition of Media's share of PrimeCo. Management has preliminarily estimated that all the excess purchase price be allocated to goodwill. PrimeCo is in its start-up phase and management preliminarily estimates that the book value of its net assets, including its licenses, approximates fair value. The amortization period for goodwill is forty years.

6. Records interest expense accrued on $1,350 million of borrowings related to the Merger, based on assumed average interest rates of 6.6% on estimated fixed-rate borrowings of $800 million and 5.67% on estimated variable-rate borrowings of $550 million. AirTouch borrowed under its commercial paper program to refinance the debt of $1,350 million assumed in the Merger. AirTouch anticipates using the proceeds from future debt issues totaling approximately $800 million to retire a portion of the commercial paper. These debt issues under its Registration Statement on Form S-3 (Reg. No. 33-62787) are planned for later in 1998. AirTouch expects an effective interest rate on such debt of approximately 6.6%, based on its long-term debt rating and current Treasury yield. The rate of 5.67% represents the average interest rate experienced by AirTouch for commercial paper during 1997. The effect of a 1/8% change in interest rates on interest expense to pro forma net income of AirTouch is immaterial.

7. Records the income tax effects on the relevant pro forma adjustments arising from the Merger at the combined statutory rate of 40.7%. Relevant pro forma adjustments to the Condensed Combined Statement of Income include interest, amortization expenses and equity in the losses of PrimeCo. Except for the amortization of goodwill, these adjustments were tax effected at the statutory rate resulting in a net tax benefit of $146 million for the year ended December 31, 1997.

8. Records the dividends on the Class D and Class E Preferred Stock of $85 million for the year ended December 31, 1997. The dividend is based on a rate of 5.143%, representing interest on 30-year Treasury Bond on April 6, 1998, less 0.67% per annum, pursuant to the Agreement.




                                       8